PLACEMENT AGENCY AGREEMENT

September 13, 2012

Aegis Capital Corp.

810 Seventh Avenue, 11th Floor

New York, NY 10019

Ladies and Gentlemen:

Neuralstem, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions herein, to issue and sell an aggregate of up to 7,000,000 shares (the “Shares”) of its common stock, $0.01 par value per share (the “Common Stock”), to certain investors in an offering under its registration statement on Form S-3 (Registration No. 333-169847). The Company desires to engage Aegis Capital Corp. (the “Placement Agent”) as an exclusive placement agent in connection with such issuance and sale of the Shares.

The Company hereby confirms its agreement with the Placement Agent as follows:

Section 1.             Agreement to Act as Placement Agent.

(a)          On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement between the Company and the Placement Agent, the Placement Agent shall be the Company’s exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by the Company of the Shares to the investors in a proposed offering of the Shares (the “Offering”) under the Registration Statement (as defined below), with the terms of the Offering to be subject to market conditions and negotiations between the Company, the Placement Agent and the prospective investors in the Offering (the “Investors”, with each of the Investors, an “Investor”). As compensation for services rendered, and provided that any of the Shares are sold to Investors in the Offering, on the Closing Date (as defined below), the Company shall pay to the Placement Agent, an aggregate amount (the “Placement Fee”) equal to (i) 7% of the gross proceeds received by the Company from the sale of the Shares plus $70,000 reimbursement for expenses as further described under section 4 of this Agreement. In addition, the Placement Agent shall receive compensation warrants to purchase 350,000 shares of Common Stock (the “Compensation Warrants”). The Compensation Warrants in the form attached herewith as Exhibit A will be exercisable at any time and from time to time, in whole or in part, during the four-year period commencing one year from the Closing Date (as defined below), at a price per share equal to $1.25 (125% of the Offering price per Share in the Offering).

(b)          The sale of the Shares shall be made on the terms described on Exhibit B hereto. All Investors will be offered identical terms with respect to the Offering. The Company shall have the sole right to accept offers to purchase the Shares and may reject any such offer in whole or in part. Notwithstanding the foregoing, it is understood and agreed that the Placement Agent or any of its affiliates may, solely at its discretion and without any obligation to do so, purchase Shares as principal; provided, however, that any such purchases by the Placement Agent (or its affiliates) shall be fully disclosed to the Company and approved by the Company in accordance with the previous sentence.

(c)          This Agreement shall not give rise to any commitment by the Placement Agent to purchase any of the Shares, and the Placement Agent shall have no authority to bind the Company. The Placement Agent shall act on a reasonable best efforts basis and does not guarantee that it will be able to raise new capital in the Offering. The Placement Agent may at its sole discretion retain other brokers or dealers to act as sub-agents and/or co-placement agents on its behalf in connection with the Offering, the fees of which shall be paid out of the Placement Fee. Prior to the earlier of (i) the date on which this Agreement is terminated and (ii) the Closing Date (as defined below), the Company shall not, without the prior written consent of the Placement Agent, solicit or accept offers to purchase any securities of the Company (other than pursuant to the exercise of options or warrants to purchase Common Stock that are outstanding at the date hereof) otherwise than through the Placement Agent in accordance herewith.

(d)          The Company acknowledges and agrees that the Placement Agent shall act as an independent contractor, and not as a fiduciary, and any duties of the Placement Agent with respect to investment banking services to the Company, including the offering of the Shares contemplated hereby (including in connection with determining the terms of the Offering), shall be contractual in nature, as expressly set forth herein, and shall be owed solely to the Company. Each party disclaims any intention to impose any fiduciary or similar duty on the other. Additionally, the Placement Agent has not advised, nor is advising, the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the transactions contemplated hereby. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Placement Agent shall have no responsibility or liability to the Company with respect thereto. Any review by the Placement Agent of the Company, the transactions contemplated hereby or other matters relating to such transactions has been and will be performed solely for the benefit of the Placement Agent and has not been and shall not be on behalf of the Company or any other person. It is understood that the Placement Agent has not and will not be rendering an opinion to the Company as to the fairness of the terms of the Offering. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Placement Agent may have financial interests in the success of the Offering contemplated hereby that are not limited to the Placement Fee. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Placement Agent with respect to any breach or alleged breach of fiduciary owed to the Company.

(e)          Payment of the purchase price for, and delivery of, the Shares shall be made at a closing (the “Closing”) at the offices of Blank Rome LLP, counsel for the Placement Agent, located at 405 Lexington Avenue, New York, NY 10174 at 10:00 a.m., local time, on T+3, 2012, or such other date as the Placement Agent and the Company may agree in writing, but not later than on September 19, 2012 (such date of payment and delivery being herein called the “Closing Date”). All such actions taken at the Closing shall be deemed to have occurred simultaneously. No Shares which the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until such Shares shall have been delivered to the Investors against payment therefor by the Investors. If the Company shall default in its obligations to deliver the Shares to an Investor whose offer it has accepted, the Company shall indemnify and hold the Placement Agent harmless against any loss, claim or damage incurred by the Placement Agent arising from or as a result of such default by the Company.

2

(f)          On or before the Closing Date, each Investor shall pay by wire transfer of immediately available funds to an account specified by the Company an amount equal to the product of (x) the number of Shares such Investor has agreed to purchase and (y) the purchase price thereof as set forth on the cover page of the Prospectus (as defined below). On the Closing Date, the Company shall (i) deliver or cause to be delivered the Shares to the Investors, with such delivery to be made, if possible, through the facilities of The Depository Trust Company's DWAC system, and (ii) pay to the Placement Agent (A) the Placement Fee, (B) the Compensation Warrants and (C) the expense reimbursement to which the Placement Agent is entitled pursuant to Section 4 hereof.

(g)          The Shares shall be registered in such names and in such denominations as the Placement Agent shall request by written notice to the Company.

Section 2.             Representations, Warranties and Agreements.

The Placement Agent hereby represents, warrants and covenants to the Company as of the date hereof, and as of the Closing Date of the Offering that the offering and this Agreement have been duly authorized, executed and delivered by the Placement Agent, and each constitutes a valid, legal and binding obligation of the Placement Agent, enforceable against the Placement Agent in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

The Company hereby represents, warrants and covenants to the Placement Agent as of the date hereof, and as of the Closing Date of the Offering, as follows:

(a)          (i) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-169847) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “ Securities Act ”), and such amendments to such registration statement as may have been required up to the date of this Agreement. Such registration statement has been declared effective by the Commission. Each part of such registration statement, at any given time, including amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430A, 430B or 430C under the Securities Act or otherwise pursuant to the Securities Act at such time, is herein called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “ Rule 462(b) Registration Statement ” and, from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “ Registration Statement ” shall include the Rule 462(b) Registration Statement. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3 under the Securities Act. The offering of the Shares by the Company complies with the applicable requirements of Rule 415 under the Securities Act. The Company has complied with all requests of the Commission for additional or supplemental information.

3

(ii)         No stop order preventing or suspending use of the Registration Statement or the Prospectus or the effectiveness of the Registration Statement, has been issued by the Commission, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated or threatened by the Commission.

(iii)        The Company proposes to file with the Commission pursuant to Rule 424 under the Securities Act a final prospectus supplement relating to the Shares and the Offering in the form heretofore delivered to the Placement Agent. The prospectus included in the Registration Statement at the time it was declared effective by the Commission or in the form in which it has been most recently filed with the Commission on or prior to the execution and delivery of this Agreement is hereinafter called the “Base Prospectus.” The final prospectus supplement with respect to the Shares and the Offering, in the form in which it shall be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called the “Prospectus.” Any reference herein to the Base Prospectus or the Prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Securities Act, and prior to the termination of the offering of the Shares by the Placement Agent.

(iv)        For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (collectively with the rules and regulations promulgated thereunder, the “Exchange Act”) and which is deemed to be incorporated therein by reference therein or otherwise deemed to be a part thereof.

4

(b)          As of the time of filing of the Registration Statement or any post-effective amendment thereto, at the time it became effective (including each deemed effective date with respect to the Placement Agent pursuant to Rule 430B under the Securities Act) and as of the Closing Date, the Registration Statement complied and will comply, in all material respects, with the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time of filing or the time of first use and as of the Closing Date, complied and will comply, in all material respects, with the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representations or warranty in this paragraph with respect to any Placement Agent Information (as defined in Section 7 ).

(c)          As of the Time of Sale (as defined below) and as of the Closing Date, neither (A) any Issuer General Free Writing Prospectus(es) (as defined below) issued at or prior to the Time of Sale, the Base Prospectus (as amended or supplemented as of the Time of Sale), and the information included on Exhibit B hereto, all considered together (collectively, the “Disclosure Package” ), nor (B) any individual Issuer Limited-Use Free Writing Prospectus (as defined below), when considered together with the Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided , that the Company makes no representations or warranty in this paragraph with respect to any Placement Agent Information. No statement of material fact included in the Prospectus has been omitted from the Disclosure Package and no statement of material fact included in the Disclosure Package that is required to be included in the Prospectus has been omitted therefrom. As used in this paragraph and elsewhere in this Agreement:

(1)         “Time of Sale” with respect to any Investor, means the time of receipt and acceptance by the Company of the payment of the Shares pursuant to Section 1 (e) of this Agreement.

(2)         “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“ Rule 433 ”), relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(3)         “Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors as identified on Schedule I hereto, and does not include a “bona fide electronic road show” as defined in Rule 433.

(4)         “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus, including any “bona fide electronic road show” as defined in Rule 433, that is made available without restriction pursuant to Rule 433(d)(8)(ii), even though not required to be filed with the Commission.

5

(d)          Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering and sale of the Shares or until any earlier date that the Company notified or notifies the Placement Agent, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified; provided, that the Company makes no representations or warranty in this paragraph with respect to any Placement Agent Information.

(e)          The Company has not, directly or indirectly, distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than the Disclosure Package or the Prospectus, and other materials, if any, permitted under the Securities Act to be distributed and consistent with Section 3(d) below. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the Securities Act. The Company has satisfied or will satisfy the conditions in Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show. The parties hereto agree and understand that the content of any and all “road shows” related to the offering of the Shares contemplated hereby is solely the property and responsibility of the Company.

(f)          (1) At the time of filing the Registration Statement and (2) at the date hereof and at the Closing Date, the Company was not, is not and will not be an “ineligible issuer,” as defined in Rule 405 under the Securities Act, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer including, without limitation, for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares as contemplated by the Registration Statement.

(g)          The documents incorporated by reference in the Disclosure Package and in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)          Each of the Company and each Subsidiary, has been duly organized and is validly existing as a corporation in good standing (or the foreign equivalent thereof) under the laws of its jurisdiction of organization and has all power and authority necessary to own, hold or lease its properties and to conduct the business in which it is engaged and as described in the Prospectus. Each of the Company and each Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and has all power and authority necessary to own, hold or lease its properties and to conduct the business in which it is engaged and as described in the Prospectus, except where the failure to so qualify or have such power or authority (i) would not have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, assets or business of the Company or any Subsidiary, taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement, the Compensation Warrants, the Disclosure Package or the Prospectus (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”). The Company owns or controls, directly or indirectly, only the following corporations, partnerships, limited liability partnerships, limited liability companies, associations or other entities: Suzhou Neuralstem Biopharmaceutical Co., Ltd. (each a “Subsidiary” and collectively, the “Subsidiaries”), and has no other interest, nominal or beneficial, direct or indirect, in any other corporation, joint venture or other business entity.

6

(i)          The Company has the full right, power and authority to enter into this Agreement and the Compensation Warrants, and to perform and to discharge its obligations hereunder; and this Agreement and the Compensation Warrants have been duly authorized, executed and delivered by the Company, and constitute the valid and binding obligations of the Company enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). All corporate actions required to be taken for the authorization, issuance and sale of the Stock, Compensation Warrants and the shares of Common Stock issuable upon the exercise of the Compensation Warrants (the “Compensation Warrant Shares”) have been duly and validly taken.

(j)          The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, have been issued in compliance with federal and state securities laws, and conform to the description thereof contained in the Disclosure Package and the Prospectus. As of September 13, 2012, there were: (i)  60,995,105 shares of Common Stock, issued and outstanding; (ii) 0 shares of Preferred Stock, par value $0.01 per share, of the Company issued and outstanding; and (iii) 36,415,389 shares of Common Stock issuable upon the exercise of all then outstanding options, warrants and convertible securities (including restricted stock units) then outstanding. Since such date, the Company has not issued any securities, other than Common Stock of the Company issued pursuant to the exercise of stock options and restricted stock units previously outstanding under the Company’s stock option plans or the issuance of restricted Common Stock pursuant to employee stock purchase plans. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued and were issued in compliance with federal and state securities laws. The Shares and Compensation Warrant Shares to be issued and sold by the Company under this Agreement and the Compensation Warrants have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement and the Compensation Warrants, will have been validly issued and will be fully paid and nonassessable and will conform to the description thereof in the Disclosure Package and the Prospectus, will have been issued in compliance with all applicable state and federal securities laws and will be free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights, other than as described in the Disclosure Package and the Prospectus. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal, rights of participation or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described above or accurately described in the Disclosure Package, other than 468,757 warrants to purchase shares of common stock that were modified on September 5, 2012 to reduce the exercise price to $0.50 and to extend the maturity date to June 30, 2017. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Disclosure Package, the Prospectus, accurately and fairly present, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

7

(k)          All the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and, except to the extent set forth in the Disclosure Package or the Prospectus, are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party. Except as disclosed in the Registration Statement or the Prospectus, no director, officer or key employee of the Company named in the Prospectus holds any direct equity, debt or other pecuniary interest in any Subsidiary or, to the best of the Company’s knowledge, any Person with whom the Company or any Subsidiary does business or is in privity of contract with, other than, in each case, indirectly through the ownership by such individuals of shares of Common Stock.

(l)          The execution, delivery and performance of this Agreement and the Compensation Warrants by the Company, the issue and sale of the Shares, the Compensation Warrants and the Compensation Warrant Shares by the Company and the consummation of the transactions contemplated hereby will not (with or without notice or lapse of time or both) conflict with or result in a breach or violation of (i) any of the terms or provisions of, constitute a default under, give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject, (ii) the provisions of the charter or by-laws of the Company or any Subsidiary, or (iii) any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their properties or assets (including, without limitation, those promulgated by the Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”) or by any foreign, federal, state or local regulatory authority performing functions similar to those preformed by the FDA), except in the case of clauses (i) and (iii) of this paragraph, for such breaches, violations or defaults that would not individually or in the aggregate have a Material Adverse Effect.

8

(m)         Except for the registration of the Shares, Compensation Warrants and Compensation Warrant Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws, the Financial Industry Regulatory Authority (“FINRA”) and the NYSE MKT in connection with the offering and sale of the Shares and the Compensation Warrants by the Company, no consent, approval, authorization, licenses, permits or order of, or filing, qualification or registration with, any court or governmental agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of this Agreement and the Compensation Warrants by the Company, the offer or sale of the Shares, the Compensation Warrant Shares and Compensation Warrants or the consummation of the transactions contemplated hereby (other than the filing of a resale registration statement pursuant to the terms of the Compensation Warrants).

(n)          Stegman & Company, which has provided an audit opinion concerning the Company’s financial statements and schedules, if any, for the periods set forth in the Disclosure Package and the Prospectus in such report and included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, has audited the Company’s financial statements and is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”). Except as disclosed in the Registration Statement and as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, Stegman & Company has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(o)          The financial statements, together with the related notes and schedules, included or incorporated by reference in the Disclosure Package, the Prospectus and in each Registration Statement fairly present the financial position and the results of operations and changes in financial position of the Company and its Subsidiary at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included or incorporated by reference in the Disclosure Package. The financial statements, together with the related notes and schedules, included or incorporated by reference in the Disclosure Package and the Prospectus comply in all material respects with the Securities Act, the Exchange Act, and the Rules and Regulations and the rules and regulations under the Exchange Act. No other financial statements or supporting schedules or exhibits are required by the Securities Act or the Rules and Regulations to be described, or included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus. There is no pro forma or as adjusted financial information which is required to be included or incorporated by reference in the Registration Statement, the Disclosure Package, or and the Prospectus in accordance with the Securities Act and the Rules and Regulations which has not been included or incorporated as so required.

(p)          Since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any Subsidiary, or any material adverse changes, or any development involving a prospective material adverse change, in or affecting the business, assets, general affairs, management, financial position, stockholders’ equity or results of operations of the Company or any Subsidiary otherwise than as set forth or contemplated in the Disclosure Package or the Prospectus.

9

(q)          Except as set forth in the Disclosure Package or the Prospectus, there is no legal or governmental action, suit, claim, proceeding or arbitration pending to which the Company or any Subsidiary is a party or of which any property or assets of the Company is the subject which is required to be described in the Registration Statement, the Disclosure Package or the Prospectus or a document incorporated by reference therein and is not described therein, or which, singularly or in the aggregate, if determined adversely to the Company or any Subsidiary, could have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby; and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(r)          Neither the Company nor any Subsidiary is in (i) violation of its charter or by-laws, (ii) default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) to the best of the Company’s knowledge, in violation in any respect of any law, ordinance, government rule, regulation or court order, decree or judgment of any judicial, regulatory or other legal or governmental agency, court or body, foreign or domestic to which it or its property or assets may be subject except, in the case of clauses (ii) and (iii) of this paragraph (r), for any violations or defaults which, singularly or in the aggregate, would not have a Material Adverse Effect.

(s)          Each of the Company and each Subsidiary possesses all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate local, state, federal or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of its properties or the conduct of its businesses as described in the Disclosure Package and the Prospectus (collectively, the “Governmental Permits”) except where any failures to possess or make the same, singularly or in the aggregate, would not have a Material Adverse Effect. Each of the Company and each Subsidiary is in compliance with all such Governmental Permits; all such Governmental Permits are valid and in full force and effect, except where the validity or failure to be in full force and effect would not, singularly or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary has received notification of any revocation or modification (or investigation, inquiry or proceedings related thereto) of any such Governmental Permit and the Company has no reason to believe that any such Governmental Permit will be revoked, suspended or modified in a manner adverse to the Company or a Subsidiary or will not be renewed.

(t)          The Company is not, and will not be, after giving effect to the offering of the Shares and the issuance of the Compensation Warrants and Compensation Warrant Shares and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

10

(u)          Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any of the Company’s officers, directors or Affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(v)         Except as described in the Disclosure Package and the Prospectus, the Company owns or possesses the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, software, databases, know-how, Internet domain names, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, and other intellectual property (collectively, “Intellectual Property”) necessary to carry out its respective businesses as currently conducted and as described in the Disclosure Package and the Prospectus, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company or any Subsidiary with respect to the foregoing except for those in the Disclosure Package and the Prospectus or those that could not have a Material Adverse Effect. The Intellectual Property licenses described in the Disclosure Package and the Prospectus are valid, binding upon, and enforceable by or against the parties thereto in accordance to its terms. Each of the Company and each Subsidiary have complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of breach of, any Intellectual Property license, where such breach would result in a Material Adverse Event and the Company has no knowledge of any breach or anticipated breach by any other person to any Intellectual Property license. To the Company’s knowledge, and except as described in the Disclosure Package and the Prospectus, the Company’s and each Subsidiary’s respective businesses as now conducted and as proposed to be conducted (as described in the Registration Statement) does not and will not infringe or conflict with any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other Intellectual Property or franchise right of any person. Except as described in the Disclosure Package and the Prospectus, no claim has been made against the Company or any Subsidiary alleging the infringement by the Company or any Subsidiary of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person. Each of the Company and each Subsidiary has taken all reasonable steps to protect, maintain and safeguard its rights in all Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements. The consummation of the transactions contemplated by this Agreement and the Compensation Warrants will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company or any Subsidiary’s right to own, use, or hold for use any of the Intellectual Property as owned, used or held for use in the conduct of the businesses as currently conducted. No claims have been asserted or threatened against the Company or any Subsidiary alleging a violation of any person’s privacy or personal information or data rights and the consummation of the transactions contemplated hereby will not breach or otherwise cause any violation of any law related to privacy, data protection, or the collection and use of personal information collected, used, or held for use by the Company or any Subsidiary in the conduct of the Company’s or any Subsidiary’s business. Each of the Company and each Subsidiary takes reasonable measures to ensure that such information is protected against unauthorized access, use, modification, or other misuse, except for those that would not have a Material Adverse Event.

11

(w)         Each of the Company and each Subsidiary has good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and any Subsidiary, in each case free and clear of all liens, encumbrances, security interests, claims and defects that do not, singularly or in the aggregate, materially affect the business of the Company and do not interfere with the use made of such property by the Company or any Subsidiary; and all of the leases and subleases material to the business of the Company and any Subsidiary, and under which the Company holds properties described in the Disclosure Package and the Prospectus, are, to the Company’s knowledge in full force and effect, and neither the Company nor any Subsidiary has received any notice of any material claim of any sort that have been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, which would result in a Material Adverse Event.

(x)          No labor dispute by the employees of the Company or any Subsidiary exists or, to the best of the Company’s knowledge, is imminent. The Company is not aware that any key employee or significant group of employees of the Company or any Subsidiary plans to terminate employment with the Company or any Subsidiary.

(y)          No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company or any Subsidiary which could, singularly or in the aggregate, have a Material Adverse Effect. Each employee benefit plan of the Company or any Subsidiary is in compliance in all material respects with applicable law, including ERISA and the Code. Each of the Company and each Subsidiary has not incurred and could not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA). Each pension plan for which the Company and each Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, cause the loss of such qualification.

(z)          [Intentionally Omitted]

12

(aa)        The execution of this Agreement, or consummation of the Offering does not constitute a triggering event under any employee benefit plan or any other employment contract, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (of severance pay or otherwise), acceleration, increase in vesting, or increase in benefits to any current or former participant, employee or director of the Company or any Subsidiary other than an event that is not material to the financial condition or business of the Company or any Subsidiary, either individually or taken as a whole.

(bb)        Each of the Company and each Subsidiary is in compliance with all foreign, federal, state and local rules, laws and regulations, as applicable, relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to its businesses (“Environmental Laws”), except where the failure to comply would not, singularly or in the aggregate, have a Material Adverse Effect. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any Subsidiary (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any Subsidiary is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any Subsidiary, or upon any other property, in violation of any United States law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect.

(cc)        Each of the Company and each Subsidiary (i) has filed all necessary federal, state, local and foreign tax returns, and all such returns were materially true, complete and correct, (ii) has paid all federal, state, local and foreign taxes, assessments, governmental or other charges due and payable for which it is liable, including, without limitation, all sales and use taxes and all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to the best of its knowledge, proposed against any of them, except those, in each of the cases described in clauses (i), (ii) and (iii) of this paragraph (cc), that would not, singularly or in the aggregate, have a Material Adverse Effect. Each of the Company and each Subsidiary has not engaged in any transaction which is a corporate tax shelter or which could be characterized as such by the Internal Revenue Service or any other taxing authority. The accruals and reserves on the books and records of the Company and each Subsidiary in respect of tax liabilities for any taxable period not yet finally determined are adequate to meet any assessments and related liabilities for any such period, and since inception each of the Company and each Subsidiary has not incurred any liability for taxes other than in the ordinary course. There are tax liens against the assets, properties or business of the Company or any Subsidiary.

(dd)        Each of the Company and the Subsidiaries carry or are covered by insurance against such losses and risks and in such amounts as are prudent and customary in the respective businesses and industries in which the Company and its Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect..

13

(ee)        Each of the Company and each Subsidiary maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Disclosure Package, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ff)         The minute books of the Company and each Subsidiary have been made available to the Placement Agent and counsel for the Placement Agent, and such books (i) contain a summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company and each Subsidiary since the time of its respective incorporation or organization through the date of the latest meeting and action, and (ii) material reflect all transactions referred to in such minutes.

(gg)        There is no franchise, lease, contract, agreement or document required by the Securities Act or by the Rules and Regulations to be described in the Disclosure Package and in the Prospectus or a document incorporated by reference therein or to be filed as an exhibit to the Registration Statement or a document incorporated by reference therein which is not described or filed therein as required; and all descriptions of any such franchises, leases, contracts, agreements or documents contained in the Registration Statement or in a document incorporated by reference therein are accurate and complete descriptions of such documents in all material respects. Other than as described in the Disclosure Package, no such franchise, lease, contract or agreement has been suspended or terminated for convenience or default by the Company or any Subsidiary or any of the other parties thereto, and neither the Company nor any Subsidiary has received notice nor does the Company have any other knowledge of any such pending or threatened suspension or termination, except for such pending or threatened suspensions or terminations that would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect.

(hh)        No relationship, direct or indirect, exists between or among the Company and any Subsidiary on the one hand, and the directors, officers, 5% or greater stockholders, customers or suppliers of the Company or any Subsidiary or any of the Company’s or such Subsidiary’s affiliates on the other hand, which is required to be described in the Disclosure Package and the Prospectus or a document incorporated by reference therein and which is not so described.

14

(ii)          Except as disclosed in the Disclosure Package and in the Prospectus, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company or any Subsidiary because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. Except as described in the Disclosure Package and the Prospectus, there are no persons with registration rights or similar rights to have any securities registered by the Company or any Subsidiary under the Securities Act.

(jj)          Neither the Company nor any Subsidiary owns any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Shares, Compensation Warrants or Compensation Shares will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Shares, Compensation Warrants or Compensation Shares to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(kk)        Neither the Company nor any Subsidiary is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or any Placement Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares, Compensation Warrants and Compensation Shares, or any transaction contemplated by this Agreement, the Compensation Warrants, the Registration Statement, the Disclosure Package or the Prospectus.

(ll)          No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(mm)      Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares, Compensation Warrants or Compensation Warrant Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(nn)       The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and is currently eligible to use Form S-3 pursuant to General Instruction I.B.1. of Form S-3. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and prior to the Closing Date will be approved for listing on the NYSE MKT, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Stock under the Exchange Act or delisting the Stock from the NYSE MKT, nor has the Company received any notification that the Commission or FINRA is contemplating terminating such registration or listing. No consent, approval, authorization or order of, or filing, notification or registration with, the NYSE MKT is required for the listing and trading of the Stock on the NYSE MKT, except for the Additional Listing Application.

15

(oo)       Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are presently in effect.

(pp)       The Company is in compliance in all material respects with all applicable corporate governance requirements set forth in the NYSE MKT Rules that are then in effect.

(qq)        There are no transactions, arrangements or other relationships between and/or among the Company or any Subsidiary, any of their affiliates (as such term is defined in Rule 405 of the Securities Act) and any unconsolidated entity, including, but not limited to, any structure finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company or any Subsidiary’s liquidity or the availability of or requirements for its capital resources required to be described in the Disclosure Package and the Prospectus or a document incorporated by reference therein which have not been described as required.

(rr)          There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company or any Subsidiary to or for the benefit of any of the officers or directors of the Company, any Subsidiary or any of their respective family members, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus. All transactions by the Company with office holders or control persons of the Company have been duly approved by the board of directors of the Company, or duly appointed committees or officers thereof.

(ss)        The statistical and market related data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects, and such data agree with the sources from which they are derived.

(tt)         Neither the Company nor any Subsidiary nor any of their affiliates (within the meaning of FINRA’s Conduct Rule 5121(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA.

(uu)       Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; and the Company and, to the knowledge of the Company, its affiliates have instituted and maintain policies and procedures reasonably designed to ensure continued compliance therewith.

16

(vv)       The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(ww)      All preclinical and clinical studies conducted by or on behalf of the Company that are material to the Company and the Subsidiaries, taken as a whole, are or have been adequately described in the Registration Statement, the Disclosure Package and the Prospectus in all material respects. To the Company’s knowledge, after reasonable inquiry, the clinical and preclinical studies conducted by or on behalf of the Company and its Subsidiaries that are described in the Registration Statement, the Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the Disclosure Package and the Prospectus were and, if still ongoing, are being conducted in material compliance with all laws and regulations applicable thereto in the jurisdictions in which they are being conducted and with all laws and regulations applicable to preclinical and clinical studies from which data will be submitted to support marketing approval. The descriptions in the Registration Statement, the Disclosure Package and the Prospectus of the results of such studies are accurate and complete in all material respects and fairly present the data derived from such studies, and the Company has no knowledge of any large well-controlled clinical study the aggregate results of which are inconsistent with or otherwise call into question the results of any clinical study conducted by or on behalf of the Company that are described in the Registration Statement, the Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the Disclosure Package and the Prospectus. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company has not received any written notices or statements from the FDA, the European Medicines Agency (“EMA”) or any other governmental agency or authority imposing, requiring, requesting or suggesting a clinical hold, termination, suspension or material modification for or of any clinical or preclinical studies that are described in the Registration Statement, the Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the Disclosure Package and the Prospectus. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company has not received any written notices or statements from the FDA, the EMA or any other governmental agency, and otherwise has no knowledge or reason to believe, that (i) any investigational new drug application for potential product of the Company is or has been rejected or determined to be non-approvable or conditionally approvable; and (ii) any license, approval, permit or authorization to conduct any clinical trial of any potential product of the Company has been, will be or may be suspended, revoked, modified or limited.

(xx)         The Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act during the preceding 12 months (except to the extent that Section 15(d) requires reports to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act, which shall be governed by the next clause of this sentence); and the Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act since June 1, 2010, except where the failure to timely file could not reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

17

(yy)       Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering of the Stock to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

(zz)         To the knowledge of the Company, all information contained in the questionnaires completed by each of the Company’s officers and directors immediately prior to the Offering and provided to the Placement Agent as well as the biographies of such individuals in the Registration Statement is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by the directors and officers to become inaccurate and incorrect.

(aaa)      To the Company’s knowledge, no director, officer, key employee or consultant of the Company is subject to any confidentiality, non-disclosure, non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be and act in his respective capacity of the Company or have a Material Adverse Effect on the Company.

(bbb)     The agreements and documents described in the Registration Statement, and the Prospectus (and any similar information incorporated in the Registration Statement and the Prospectus) conform to the descriptions thereof contained therein in all material respects and there are no agreements or documents required to be described in the Registration Statement or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement that have not been so described or filed.  Each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the Registration Statement or attached as an exhibit thereto, or (ii) is material to the Company’s business, has been duly and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the foreign, federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in breach or default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder.  To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

18

Any certificate signed by any officer of the Company or a Subsidiary and delivered to the Placement Agent or to counsel for the Placement Agent in connection with the offering of the Shares shall be deemed a representation and warranty by the Company (and not such officer in an individual capacity) to the Placement Agent and the Investors as to the matters covered thereby.

Section 3.            Covenants.

The Company covenants and agrees with the Placement Agent as follows:

(a)          Reporting Obligations; Exchange Act Compliance. The Company will (i) file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rules 430A, 430B and 430C, as applicable under the Securities Act, (ii) file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act, if applicable, (iii) file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and during such period as the Prospectus would be required by law to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) (the “ Prospectus Delivery Period ”), and (iv) furnish copies of each Issuer Free Writing Prospectus, if any, (to the extent not previously delivered) to the Placement Agent prior to 11:00 a.m. Eastern time, on the second business day next succeeding the date of this Agreement in such quantities as the Placement Agent shall reasonably request.

(b)          Abbreviated Registration Statement. If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall file a registration statement under Rule 462(b) with the Commission in compliance with Rule 462(b) by 8:00 a.m., Eastern time, on the business day next succeeding the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for such Rule 462(b) registration statement or give irrevocable instructions for the payment of such fee pursuant to the Rules and Regulations.

(c)          Amendments or Supplements. The Company will not, during the Prospectus Delivery Period in connection with the Offering contemplated by this Agreement, file any amendment or supplement to the Registration Statement or the Prospectus unless a copy thereof shall first have been submitted to the Placement Agent within a reasonable period of time prior to the filing thereof and the Placement Agent shall not have reasonably objected thereto in good faith.

19

(d)          Free Writing Prospectuses. The Company will (i) not make any offer relating to the Shares that would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission under Rule 433 under the Securities Act unless the Placement Agent approves its use in writing prior to first use (each, a “ Permitted Free Writing Prospectus ”); provided that the prior written consent of the Placement Agent hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule I hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in the Placement Agent or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Placement Agent that such Placement Agent otherwise would not have been required to file thereunder. The Company will satisfy the conditions in Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.

(e)          Notice to Placement Agent. The Company will notify the Placement Agent promptly, and will, if requested, confirm such notification in writing: (i) the receipt of any comments of, or requests for additional information from, the Commission; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Disclosure Package or the Prospectus, (iii) the time and date when any post-effective amendment to the Registration Statement becomes effective; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or any order preventing or suspending the use of the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or the initiation of any proceedings for that purpose or the threat thereof; (v) of receipt by the Company of any notification with respect to any suspension or the approval of the Shares from any securities exchange upon which it is listed for trading or included or designated for quotation, or the initiation or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance or invocation of any such stop order or suspension by the Commission and, if any such stop order or suspension is so issued or invoked, to obtain as soon as possible the withdrawal or removal thereof.

(f)          Filing of Amendments or Supplements. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) in order to make the statements therein, in the light of the circumstances when the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) is delivered to an Investor, not misleading, or if, in the opinion of counsel for the Placement Agent, it is necessary to amend or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Placement Agent, either amendments or supplements to the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) so that the statements in the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) is delivered to an Investor, be misleading or so that the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package), as amended or supplemented, will comply with law. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company promptly will notify the Placement Agent and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

20

(g)          Delivery of Copies. The Company will deliver promptly to the Placement Agent and its counsel such number of the following documents as the Placement Agent shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) copies of any or Issuer Free Writing Prospectus, (iii) during the Prospectus Delivery Period, copies of the Prospectus (or any amendments or supplements thereto); (iii) any document incorporated by reference in the Prospectus (other than any such document that is filed with the Commission electronically via EDGAR or any successor system) and (iv) all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the Securities Act.

(h)          Earnings Statement. As soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, the Company will make generally available to holders of its securities and deliver to the Placement Agent, an earnings statement of the Company (which need not be audited) that will satisfy the provisions of Section 11(a) and Rule 158 of the Securities Act. The obligation of the Company to provide an earnings statement will be deemed satisfied in the event the Company files its quarterly or annual report with the Commission via EDGAR within the applicable time period.

(i)           Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares in all material respects in the manner set forth in the Registration Statement, Disclosure Package and the Prospectus under the heading “Use of Proceeds”.

(j)           Public Communications. Prior to the Closing Date, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or the earnings, business, operations or prospects of any of them, or the offering of the Shares, without the prior written consent of the Placement Agent, unless in the reasonable judgment of the Company and its counsel, and after notification to the Placement Agent, such press release or communication is required by law, in which case the Company shall use its reasonable best efforts to allow the Placement Agent reasonable time to comment on such release or other communication in advance of such issuance.

21

(k)          Lock-Up Period. That the Company will not, for a period of three months from the date of the Prospectus (the “Lock-Up Period”) without the prior written consent of the Placement Agent, directly or indirectly offer, issue, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, other than (i) the Company’s sale of the Shares, (ii) the issuance of restricted Common Stock or options to acquire Common Stock pursuant to the Company’s employee benefit plans, qualified stock option plans or other employee compensation plans as such plans are in existence on the date hereof and described in the Prospectus and consistent with past practices, (iii) the issuance of Common Stock pursuant to valid exercises of options, warrants or rights outstanding on the date hereof, (iv) the issuance by the Company of any shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock as consideration for mergers, acquisitions, other business combinations or strategic alliances occurring after the dates of this Agreement; provided that each recipient of shares of Common Stock pursuant to this clause (iv) agrees that all such shares remain subject to restrictions substantially similar to those contained in this paragraph (l); or (v) the purchase or sale of the Company’s securities pursuant to a plan, contract or instruction that satisfies the requirements of Rule 10b5-1(c)(1)(i)(B) that was in effect prior to the date hereof. The Company will cause each executive officer and director listed in Schedule A hereto to furnish to the Placement Agent, prior to the Closing Date, a letter, substantially in the form of Exhibit C hereto. The Company also agrees that without the consent of the Placement Agent, from the date of this Agreement and for a period of three months, during such period, the Company will not (i) file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for a registration statement on Form S-8 relating to employee benefit plans or a registration statement on Form S-4 relating to business combinations or (ii) enter into any swap or other arrangement that transfers to another in whole or in part, any of the economic consequences of ownership of capital stock of the Company. The Company hereby agrees that (i) if it issues an earnings release or material news, or if a material event relating to the Company occurs, during the last seventeen (17) days of the Lock-Up Period, or (ii) if prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this paragraph (l) or the letter shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(l)           Stabilization.  The Company will not take directly or indirectly any action designed, or that might reasonably be expected to cause or result in, or that will constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.

(m)          Transfer Agent. The Company shall engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Shares.

(n)          Investment Company Act. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company to register as an investment company under the Investment Company Act.

22

(o)          Sarbanes-Oxley Act. The Company will comply in all material respects with all effective applicable provisions of the Sarbanes Oxley Act.

(p)          Periodic Reports. For two years after the Closing, the Company will use its commercially reasonable best efforts to file with the Commission such periodic and special reports as required by the Exchange Act.

(q)          Listing. The Company will use its commercially reasonable best efforts to obtain approval for, and maintain the listing of, the Shares on the NYSE MKT.

Section 4.            Costs and Expenses.

The Company agrees to pay to the Placement Agent a non-accountable expense allowance equal to $70,000 (1% of the gross proceeds from the sale of the Shares), provided, however, that in the event that the Offering is terminated, the Company agrees to reimburse the Placement Agent pursuant to Section 8 hereof, and provided, further, that the non-accountable expense allowance shall be paid in connection with the over-allotment option only if such over-allotment option is exercised. The Company agrees to pay, or reimburse if paid by the Placement Agent, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated: (a) all filing fees and communication expenses relating to the registration of the Shares to be sold in the Offering with the SEC; (b) all filing fees associated with the review of the Offering by FINRA; (c) all fees and expenses relating to the listing of the Shares on the NYSE MKT and on such other stock exchanges as the Company and the Placement Agent together determine; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Stock under the securities laws of such foreign jurisdictions as the Placement Agent may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of “blue sky” counsel, it being agreed that such fees and expenses will be limited to a payment of $5,000 to such counsel at the Closing; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of such Shares under the securities laws of such foreign jurisdictions as the Placement Agent may reasonably designate; (f) the costs of all mailing and printing of the transaction documents (including, without limitation, the this Agreement and any Blue Sky Surveys, Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Placement Agent may reasonably deem necessary; (g) the costs of preparing, printing and delivering certificates representing the Shares; (h) fees and expenses of the transfer agent for the Stock; (i) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Placement Agent; (j) the costs associated with advertising the Offering in the national editions of the Wall Street Journal and New York Times after the Closing Date; (k) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones, each of which the Company or its designee will provide within a reasonable time after the Closing in such quantities as the Placement Agent may reasonably request (not to exceed $5,000); (l) the fees and expenses of the Company’s accountants; (m) for the fees and expenses of the Company’s legal counsel and other agents and representatives; (n) the $21,557 cost associated with the use of Ipreo’s book building, prospectus tracking and compliance software for the Offering; (o) up to $20,000 of Aegis’ actual “road show” expenses for the Offering and (p) all other costs and expenses of the Company incident to the offering of the Shares or the performance of the obligations of the Company under this Agreement. The Placement Agent may also deduct from the net proceeds of the Offering payable to the Company on the Closing Date, if any, the expenses set forth herein to be paid by the Company to the Placement Agent.

23

Section 5.            Conditions of Placement Agent’s Obligations.

The obligations of the Placement Agent hereunder are subject to the following conditions:

(a)          Filings with the Commission. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act at or before 5:30 p.m., Eastern time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Securities Act).

(b)          Abbreviated Registration Statement. If the Company has elected to rely upon Rule 462(b), the registration statement filed under Rule 462(b) shall have become effective under the Securities Act by 8:00 a.m., Eastern time, on the business day next succeeding the date of this Agreement.

(c)          No Stop Orders. Prior to the Closing: (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings initiated under Section 8(d) or 8(e) of the Securities Act for that purpose shall be pending or threatened by the Commission, and (ii) any request for additional information on the part of the Commission (to be included in the Registration Statement, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Placement Agent.

(d)          Action Preventing Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Shares; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Shares.

(e)          Objection of Placement Agent. No Prospectus or amendment or supplement to the Registration Statement shall have been filed to which the Placement Agent shall have objected in writing. The Placement Agent shall not have advised the Company that the Registration Statement, the Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus contains an untrue statement of fact which, in its opinion, is material, or omits to state a fact which, in its opinion, is material and is required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

24

(f)          No Material Adverse Change. (i) Prior to the Closing, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, prospects or operations of the Company from that set forth in the Disclosure Package and the Prospectus that, in the Placement Agent’s reasonable judgment, is material and adverse and that makes it, in the Placement Agent’s reasonable judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Disclosure Package.

(ii)         There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the NYSE MKT, the Nasdaq Stock Market, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, US Alternext LLC or the over the counter market or the establishing on such exchanges or market by the Commission or by such exchanges or markets of minimum or maximum prices that are not in force and effect on the date hereof; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE MKT or any other exchange or market or the establishing on any such market or exchange by the Commission or by such market of minimum or maximum prices that are not in force and effect on the date hereof; (iii) a general moratorium on commercial banking activities declared by either federal or any state authorities; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, which in the Placement Agent’s reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares in the manner contemplated in the Prospectus; or (v) any calamity or crisis, change in national, international or world affairs, act of God, change in the international or domestic markets, or change in the existing financial, political or economic conditions in the United States or elsewhere, that in the Placement Agent’s reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares in the manner contemplated in each of the Disclosure Package and the Prospectus.

(g)          Representations and Warranties. Each of the representations and warranties of the Company contained herein shall be true and correct when made and on and as of the Closing Date, as if made on such date (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date), and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with.

(h)          Opinion of Counsel to the Company. The Placement Agent shall have received from each of Silvestre Law Group, P.C., K&L Gates LLP and I. Richard Garr such counsel’s written opinion, addressed to the Placement Agent and the Investors and dated the Closing Date, in form and substance as is set forth on Exhibits D-1 (which opinion of Silvestre Law Group, P.C. shall include a negative assurance statement), D-2 and D-3 attached hereto, respectively. K&L Gates LLP shall also have furnished to the Placement Agent a negative assurance statement, addressed to the Placement Agent and dated the Closing Date, in form and substance as is set forth on Exhibit E attached hereto.

25

(i)          Officer’s Certificate. The Placement Agent shall have received on the Closing Date a certificate, addressed to the Placement Agent and dated the Closing Date, of the Chairman of the Board and Chief Executive Officer and the Chief Financial Officer and the Scientific Officer of the Company to the effect that:

(i)          each of the representations, warranties and agreements of the Company in this Agreement were true and correct when originally made and are true and correct as of the Time of Sale and the Closing Date (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date); and the Company has complied in all material respects with all agreements and satisfied all the conditions on its part required under this Agreement to be performed or satisfied at or prior to the Closing Date;

(ii)         subsequent to the respective dates as of which information is given in the Disclosure Package, there has not been (A) a material adverse change or any development involving a prospective material adverse change in the general affairs, business, properties, management, prospects, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (B) any transaction that is material to the Company and the Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business, (C) any obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or the Subsidiaries, except obligations incurred in the ordinary course of business, (D) except as disclosed in the Disclosure Package and in the Prospectus, any change in the capital stock (other than a change in the number of outstanding Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants) or any material change in the short term or long term indebtedness of the Company or any of the Subsidiaries taken as a whole, (E) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of the Subsidiaries or (F) any loss or damage (whether or not insured) to the property of the Company or any of its Subsidiaries which has been sustained or will have been sustained which has had or is reasonably likely to result in a Material Adverse Effect;

(iii)        no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Shares for offering or sale, nor suspending or preventing the use of the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued, and no proceedings for that purpose shall be pending or to their knowledge, threatened by the Commission or any state or regulatory body; and

26

(iv)        the signers of said certificate have reviewed the Registration Statement, the Disclosure Package and the Prospectus, and any amendments thereof or supplements thereto (and any documents filed under the Exchange Act and deemed to be incorporated by reference into the Disclosure Package and the Prospectus), and (A) (i) each part of the Registration Statement and any amendment thereof do not and did not contain when the Registration Statement (or such amendment) became effective, any untrue statement of a material fact or omit to state, and did not omit to state when the Registration Statement (or such amendment) became effective, any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) as of the Time of Sale, neither the Disclosure Package nor any individual Issuer Limited Use Free Writing Prospectus, when considered together with the Disclosure Package, contained any untrue statement of material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) the Prospectus, as amended or supplemented, does not and did not contain, as of its issue date and as of the Closing Date, any untrue statement of material fact or omit to state and did not omit to state as of such date, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Time of Sale, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus which has not been so set forth and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference into the Disclosure Package and into the Prospectus that has not been so filed.

(j)          Compensation Warrants. At the Closing, the Company shall have delivered and executed the Compensation Warrants to the Placement Agent which shall be issued in the name or names as the Placement Agent requests.

(k)          Other Filings with the Commission. The Company shall have prepared and filed with the Commission a Current Report on Form 8-K with respect to the transactions contemplated hereby, including as an exhibit thereto this Agreement and any other documents relating thereto.

(l)          No FINRA Objection. FINRA shall not have raised any objection with respect to the fairness and reasonableness of the placement agency terms and arrangements relating to the issuance and sale of the Shares; provided that if any such objection is raised, the Company and the Placement Agent shall negotiate promptly and in good faith appropriate modifications to such placement agency terms and arrangements in order to satisfy such objections.

(m)         Cold Comfort Letter.  At the time this agreement is executed, and at the Closing, the Placement Agent shall have received a cold comfort letter, addressed to the Placement Agent and in form and substance satisfactory in all respects to the Placement Agent from Stegman & Company, dated, respectively, as of the date of this agreement and as of the Closing.

(n)          Lock Up. The Company has caused its executive officers and directors to enter into a letter agreement (“ Letter Agreement ”), substantially in the form attached hereto as Exhibit C that provides subject to specified exceptions, without the prior written consent of the Placement Agent, they will not, during the period beginning on the date of the pricing of this offering and ending 90 days thereafter: (i) offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)), directly or indirectly, any of the shares of Common Stock or securities convertible, exchangeable or exercisable into the Common Stock; or (ii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position with respect to any of our Common Stock or securities convertible, exchangeable or exercisable into the Common Stock.

27

(o)          Additional Documents. Prior to the Closing Date, the Company shall have furnished to the Placement Agent such further information, certificates or documents as the Placement Agent shall have reasonably requested for the purpose of enabling it to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agent.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agent by notice to the Company at any time prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4 , Section 6 and Section 8 shall at all times be effective and shall survive such termination.

Section 6.             Indemnification and Contribution.

(a)          Indemnification of the Placement Agent. The Company agrees to indemnify, defend and hold harmless the Placement Agent, its directors and officers, and each person, if any, who controls such Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, claim or liability, which, jointly or severally, the Placement Agent or any such person may become subject under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, the common law or otherwise, (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, damage, claim or liability (or actions in respect thereof as contemplated below) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and, in the case of (i) and (ii) above, to reimburse the Placement Agent and each such controlling person for any and all reasonable expenses (including reasonable fees and disbursements of counsel) as such expenses are incurred by such Placement Agent or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, it arises out of or is based upon any untrue statement of a material fact contained in or omitted from, and in conformity with information concerning the Placement Agent furnished in writing by or on behalf of the Placement Agent to the Company expressly for use therein, which information the parties hereto agree is limited to the Placement Agent Information (as defined in Section 7 ), (iii) any untrue statement or alleged untrue statement made by the Company in Section 3 hereof or the failure by the Company to perform when and as required any agreement or covenant contained herein, or (iv) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials (x) provided to Investors by or with the written approval of the Company or (y) based upon written information furnished by or on behalf of the Company with its approval and provided to Investors by or with the written approval of the Company including, without limitation, slides, videos, films or tape recordings used in any road show or investor presentations made to investors by the Company (whether in person or electronically) in connection with the marketing of the Shares.

28

(b)          Notice and Procedures. If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or the Placement Agent, as applicable ( the “indemnifying party”) pursuant to subsection (a) or subsection (b) of this Section 6, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise, except to the extent such failure results in the forfeiture by the indemnifying party of substantial rights or defenses. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding, (ii) the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party, in any of which events such reasonable fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). An indemnifying party shall not be liable for any settlement of any Proceeding (including by consent to the entry of any judgment) effected without its written consent but, if settled with its written consent or if there be a final judgment for the plaintiff, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel (which fees and expenses shall be reasonably documented) as contemplated by the second sentence of this Section 6(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

29

(c)          Contribution. If the indemnification provided for in this Section 6 is unavailable to an indemnified party under subsection (a) or subsection (b) of this Section 6 or insufficient to hold an indemnified party harmless in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in subsection (a) or subsection (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agent on the other hand shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total Placement Fee received by the Placement Agent, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and the Placement Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Placement Agent, on the other hand, and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 6(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this Section 6(d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

30

(d)          Representations and Agreements to Survive Delivery. The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have. The indemnity and contribution agreements of the parties contained in this Section 6 and the covenants, warranties and representations of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Placement Agent, any person who controls the Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or any affiliate of the Placement Agent, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and (iii) the issuance and delivery of the Shares. The Company and the Placement Agent agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, the Disclosure Package or the Prospectus.

Section 7.             Information Furnished by Placement Agent

The Company acknowledges that the statements set forth in the ninth paragraph under the heading “Plan of Distribution” in the Prospectus (the “Placement Agent Information”) constitute the only information relating to the Placement Agent furnished in writing to the Company by the Placement Agent as such information is referred to in Sections 2 and 6 hereof.

Section 8.             Termination.

(a)          The Placement Agent shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date, without liability on the part of the Placement Agent to the Company, if (i) prior to delivery and payment for the Shares (A) trading in the Common Stock of the Company shall have been suspended or materially limited on any exchange or in the over-the-counter market, (B) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities, (C) there shall have occurred any outbreak or material escalation of hostilities or acts of terrorism involving the United States or there shall have been a declaration by the United States of a national emergency or war, (D) there shall have occurred any other calamity or crisis or any material change in general economic, political or financial conditions in the United States or elsewhere, if the effect of any such event specified in clause (C) or (D), in the reasonable judgment of the Placement Agent, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Disclosure Package and the Prospectus, or (ii) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Disclosure Package, there has been (A) any Material Adverse Effect or (B) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character that in the reasonable judgment of the Placement Agent would, individually or in the aggregate, result in a Material Adverse Effect and which would, in the judgment of the Placement Agent, make it impracticable or inadvisable to proceed with the offering or the delivery of the Shares on the terms and in the manner contemplated in the Disclosure Package. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8(b) and Section 11 hereof shall at all times be effective notwithstanding such termination.

31

(b)          If (1) this Agreement shall be terminated by the Placement Agent pursuant to Section 5, Section 8(a)(i)(B) or Section 8(a)(ii)(A) or (2) the sale of the Shares to Investors is not consummated because of any failure, refusal or inability on the part of the Company to comply with the terms or perform any agreement or obligation of this Agreement, other than by reason of a default by the Placement Agent, the Company will pay the amounts described in Section 4 hereof.

(c)          The Company may terminate this Agreement in the event all of the following occur: (i) the Closing has not occurred on or before September 19, 2012; (ii) all of the conditions to the Closing have been satisfied on the Closing Date, other than those conditions relating to actions to be taken at the Closing by Investors; and (iii) all of the conditions to the Placement Agent’s obligations contained in Section 5 hereof have been satisfied on the Closing Date. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8(b) and Section 11 hereof shall at all times be effective notwithstanding such termination.

Section 9.             Notices.

All statements, requests, notices and agreements hereunder shall be in writing or by facsimile, and:

(a)          if to the Placement Agent, shall be delivered or sent by mail, telex or facsimile transmission to:

Aegis Capital Corp.,

810 Seventh Avenue, 11th Floor

New York, NY 10019

Attention: Mr. David Bocchi

with a copy (which shall not constitute notice) to:

Blank Rome LLP

405 Lexington Avenue

New York, NY 10174

Attention: Brad L. Shiffman, Esq.

(b)          if to the Company shall be delivered or sent by mail, telex or facsimile transmission to:

Neuralstem, Inc.

9700 Great Seneca Highway

Rockville, Maryland 20850

Attention: I. Richard Garr, CEO

32

with a copy (which shall not constitute notice) to:

Silvestre Law Group, P.C.

31200 Via Colinas, Suite 200

West Lake Village, CA 91562

Attention: Raul Silvestre, Esq.

Any such notice shall be effective only upon receipt. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

Section 10.          Persons Entitled to Benefit of Agreement.

This Agreement shall inure to the benefit of and shall be binding upon the Placement Agent, the Company and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation, other than the persons, firms or corporations mentioned in the preceding sentence, any legal or equitable remedy or claim under or in respect of this Agreement, or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser of the Shares by reason merely of such purchase.

Section 11.          Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

Section 12.          No Fiduciary Relationship.

The Company hereby acknowledges that the Placement Agent is acting solely as a placement agent in connection with the offering of the Company’s securities. The Company further acknowledges that the Placement Agent is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Placement Agent act or be responsible as a fiduciary to the Company, its management, stockholders, creditors or any other person in connection with any activity that the Placement Agent may undertake or have undertaken in furtherance of the offering of the Company’s securities, either before or after the date hereof. The Placement Agent hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Placement Agent agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Placement Agent to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Placement Agent with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

33

Section 13.          Headings.

The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

Section 14.          Amendments and Waivers.

No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 15.          Submission to Jurisdiction.

Except as set forth below, no Proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company hereby consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Proceeding arising out of or in any way relating to this Agreement is brought by any third party against the Placement Agent. The Company and the Placement Agent each hereby waives all right to trial by jury in any Proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and the Placement Agent each agrees that a final judgment in any such Proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in any other courts in the jurisdiction of which such party is or may be subject, by suit upon such judgment.

Section 16.          Counterparts.

This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

34

If the foregoing is in accordance with your understanding of the agreement between the Company and the Placement Agent, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

NEURALSTEM, INC.

By:
Name: I. Richard Garr
Title: Chief Executive Officer

Accepted as of the date first above written:

AEGIS CAPITAL CORP.

By:
Name: Kevin McKenna
Title: CCO

35

SCHEDULE a

List of EXECUTIVE Officers and Directors Executing

Lock-up AGREEMENTS

Officers and Directors

Name	Position

I. Richard Garr	Chief Executive Officer, President, General Counsel, Interim Chief Financial Officer and Director

Karl Johe, Ph.D.	Chief Scientific Officer and Chairman of the Board

Scott Ogilvie	Director

William Oldaker	Director

Stanley Westreich	Director

EXHIBIT A

FORM OF COMPENSATION WARRANT

EXHIBIT B

OFFERING TERMS

Number of Shares: 7,000,000

Price per Share: $1.00

EXHIBIT C

FORM OF LOCK UP AGREEMENT

EXHIBIT D-1

EXHIBIT D-2

EXHIBIT D-4

EXHIBIT E